 As filed with the Securities and Exchange Commission on May 20, 1994

                                                 Registration No. 33-
- -----------------------------------------------------------------------
- -----------------------------------------------------------------------


                             Securities and Exchange Commission
                                   Washington, D.C. 20549
                               ______________________________

                                          FORM S-8

                                REGISTRATION STATEMENT UNDER
                                 THE SECURITIES ACT OF 1933

                                   TRANSCO ENERGY COMPANY
                   (Exact name of registrant as specified in its charter)
       Delaware                                               74-1758039
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                            Identification No.)

          2800 Post Oak Boulevard
      P. O. Box 1396, Houston, Texas                             77251
 (Address of Principal Executive Offices)                      (Zip Code)

                      TRANSCO ENERGY COMPANY 1991 INCENTIVE STOCK PLAN
                                  (Full title of the plan)

                                       David E. Varner
                    Senior Vice President, General Counsel and Secretary
                                   Transco Energy Company
                                   2800 Post Oak Boulevard
                                       P. O. Box 1396
                                    Houston, Texas  77251
                           (Name and address of agent for service)

                                       (713) 439-2000
                (Telephone number, including area code, of agent for service)

                               ______________________________

                               CALCULATION OF REGISTRATION FEE
____________________________________________________________________________________________________
____________________________________________________________________________________________________
                                                   Proposed       Proposed
                                                    Maximum        Maximum
                                     Amount        Offering       Aggregate      Amount of
Title of Securities                   to be        Price Per      Offering     Registration
 to be Registered                 Registered(1)    Share(2)       Price(2)          Fee
____________________________________________________________________________________________________
Common Stock, par value
$0.50 per share, of                 2,000,000      $15.4375     $30,875,000     $10,646.55
Transco Energy Company

Common Stock Purchase
Rights (3)                         __________     __________     __________     __________
____________________________________________________________________________________________________
____________________________________________________________________________________________________

(1) The number of shares of Common Stock registered herein is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of a share of Common Stock published in The Wall Street Journal reports of New York Stock Exchange Composite Transactions for May 17, 1994 which is within 5 business days prior to the date of filing of this registration statement.

(3) Each share of Common Stock offered hereby includes one common stock purchase right which is exercisable upon the occurrence of certain specified events.

                                   REGISTRATION STATEMENT

                                             FOR

                            REGISTRATION OF ADDITIONAL SECURITIES

                                         ON FORM S-8

                                  Incorporation by Reference
                                  _________________________

    Hereby incorporated by reference is the Registrant's Registration Statement on Form S-8 (No. 33-40495) filed on May 9, 1991 with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

                                         SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 17th day of May, 1994.

                                     TRANSCO ENERGY COMPANY



                                     By:    /s/ Larry J. Dagley
                                           __________________________________
                                           Larry J. Dagley, Senior Vice
                                           President, Chief Financial Officer
                                           and Controller

                                      POWER OF ATTORNEY


           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints JOHN P. DESBARRES, LARRY J. DAGLEY AND DAVID E. VARNER, and each of them his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitutions of him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


  Signature                              Title                           Date
  _________                              _____                           ____



    /s/ Gordon F. Ahalt
__________________________
Gordon F. Ahalt                      Director                     May 17, 1994




__________________________
Benjamin F. Bailar                   Director                     May __, 1994




   /s/  J. P. Desbarres
__________________________
J. P. DesBarres                      Chairman of the Board,       May 17, 1994
                                     President and Chief
                                     Executive Officer
                                     (principal executive
                                      officer)



  Signature                            Title                         Date
  _________                            _____                         ____





   /s/ Robert W. Fri
__________________________
Robert W. Fri                        Director                     May 17, 1994




   /s/ J. David Grissom
__________________________
J. David Grissom                     Director                     May 17, 1994




   /s/ William H. Luers
__________________________
William H. Luers                     Director                     May 17, 1994




   /s/ Frederick H. Schultz
__________________________
Frederick H. Schultz                 Director                     May 17, 1994




   /s/ Larry J. Dagley
__________________________
Larry J. Dagley                      Senior Vice President,       May 17, 1994
                                     Chief Financial
                                     Officer and Controller
                                     (principal accounting
                                     officer and principal
                                     financial officer)

                          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and the Prospectus related thereto of our reports dated February 18, 1994, included and incorporated by reference in Transco Energy Company's Annual Report on Form 10-K for the year ended December 31, 1993 and to all references to our Firm included in this Registration Statement.



                                                    ARTHUR ANDERSEN & CO
Houston, Texas
May 19, 1994

__________________________________________________________________________
__________________________________________________________________________


                             Securities and Exchange Commission
                                   Washington, D.C. 20549
                               ______________________________

                                         EXHIBITS TO

                                          FORM S-8

                                REGISTRATION STATEMENT UNDER
                                 THE SECURITIES ACT OF 1933


                                   TRANSCO ENERGY COMPANY
                   (Exact name of registrant as specified in its charter)


       Delaware                                            74-1758039
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                            Identification No.)


          2800 Post Oak Boulevard
      P. O. Box 1396, Houston, Texas                               77251
 (Address of Principal Executive Offices)                       (Zip Code)


                      TRANSCO ENERGY COMPANY 1991 INCENTIVE STOCK PLAN
                                  (Full title of the plan)

                                       David E. Varner
                    Senior Vice President, General Counsel and Secretary
                                   Transco Energy Company
                                   2800 Post Oak Boulevard
                                       P. O. Box 1396
                                    Houston, Texas  77251
                           (Name and address of agent for service)

                                       (713) 439-2000
                (Telephone number, including area code, of agent for service)

                               ______________________________

                                      INDEX TO EXHIBITS



Exhibit Number
______________

    4-1 Second Restated Certificate of Incorporation of Transco Energy Company (Exhibit (3)-1 to the Registrant's Form 10-K for the fiscal year ended December 31, 1989 Commission File Number 1-7513).

    4-2    Bylaws of Transco Energy Company (Exhibit (3)-2 to the
           Registrant's Form 10-K for the year ended December 31, 1991 Commission File Number 1-7513).

    4-3 Rights Agreement, dated as of January 13, 1986, between Transco and Morgan Guaranty Trust Company of New York. (Transco Form 8-A dated January 14, 1986).

           (a) Amendment No. 1 to Rights Agreement, dated as of June 1, 1988, between Transco and Morgan Shareholder Services Trust Company. (Transco Form 8, Amendment No. 1, dated March 30,
                   1989)

           (b) Amendment No. 2 to Rights Agreement, dated as of March 30, 1989, between Transco and Morgan Shareholders Services Trust Company. (Transco Form 8, Amendment No. 2, dated March 30, 1989)

           (c) Amendment No. 3 to Rights Agreement, dated as of January 1991, between Transco and First Chicago Trust Company. (Transco Form 8, Amendment No. 3, dated July 1, 1991)

    5. Opinion of David E. Varner, Senior Vice President, General Counsel and Secretary of the Company.

    10.    Transco Energy Company Amended and Restated 1991 Incentive Stock
           Plan.

    23-1   Consent of David E. Varner, is contained in his opinion filed as
           Exhibit 5 hereto.

    23-2 Consent of Arthur Andersen & Co. is set forth in the Registration Statement.

    24. Power of Attorney is set forth on signature page of the Registration Statement.